UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2010

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202

(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Effective October 15, 2010, Melvin F. Lazar retired from the Board of Directors of Enzo Biochem Inc. (the “Company”). Upon the effectiveness of Mr. Lazar’s retirement, the Board of Directors of the Company agreed to amend and restate its Bylaws to, among other things, set the size of the Board of Directors at six members, as more fully described below.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          At a meeting of the Board of Directors of the Company, the Board voted to amend and restate the Company’s Bylaws (as amended and restated, the “Bylaws”) to set the size of the Board at six members, add a new Section 4 to Article I to establish procedures for properly bringing up business before an annual meeting of shareholders, and to revise the advance notice procedures for shareholder nominations. The new advance notice provisions will be in effect for annual meetings occurring after the 2011 Annual Meeting of Shareholders.

          The Bylaws are filed as Exhibit 3.1 and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

          On October 14, 2010, Enzo Biochem, Inc. (the “Company”) issued a press release regarding its fourth quarter and year end results. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Enzo Biochem, Inc.

99.1	Press Release of Enzo Biochem, Inc., dated October 14, 2010

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: October 18, 2010	By:	/s/ Barry W. Weiner

Barry W. Weiner
President

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Enzo Biochem, Inc.

99.1	Press Release of Enzo Biochem, Inc., dated October 14, 2010